Filed Pursuant to Rule 424(b)(3)

Registration No. 333-299706

PROSPECTUS

Up to 69,718,800 Shares of Common Stock

This prospectus relates to the sale of up to 69,718,800 shares of our common stock that we may issue and sell to SZOP Opportunities I LLC, or the Selling Stockholder, pursuant to an amended and restated equity purchase facility agreement that we entered into with the Selling Stockholder on September 18, 2025, which we refer to as the Purchase Agreement. Please see “The Purchase Agreement” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.

The shares offered by this prospectus are in addition to the shares registered for resale under our registration statements on Form S-1 (File Nos. 333-289503 and 333-290510). The number of shares registered under this prospectus has been calculated to permit aggregate sales to the Selling Stockholder of up to approximately $30,000,000, assuming a purchase price of $0.4303 per share. The actual number of shares we sell under the Purchase Agreement, and the proceeds we receive, will depend on the market price of our common stock at the time of each sale and may be greater or less than these amounts.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive approximately $30,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of our common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act. The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “SRTM.” On November 4, 2026, the closing price of our common stock on the Nasdaq Capital Market was $0.1851.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and have elected to comply with reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” for more information.

We are also a “controlled company” as defined under the corporate governance rules of The Nasdaq Stock Market LLC, or Nasdaq, because our founder, Joseph La Rosa, controls approximately 93% of the total voting power of our outstanding voting stock. As a “controlled company,” we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules. We do not plan to rely on these exemptions, but we may elect to do so in the future. See “Prospectus Summary—Implications of Being a Controlled Company” for more information.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 7 of this prospectus and the reports we file with the Securities and Exchange Commission incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2026

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. We and the Selling Stockholder are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus relates to the offering of our common stock. Before buying any of our common stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Information Incorporated by Reference” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to Stratum Holdings Corp. (formerly La Rosa Holdings Corp.) and its consolidated subsidiaries.

Our Company

Overview

We are a holding company that is in the process of transitioning from a real estate business to an AI and high-performance computing infrastructure business.

Our legacy business provides person-to-person residential and commercial real estate brokerage services to the public, as well as cross-selling ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, property management, and title services. Our real estate brokerage business operates primarily under the trade name La Rosa Realty. We operate 24 corporate-owned brokerage offices across Florida, California, Texas, Georgia and Puerto Rico and have begun our expansion into Europe, beginning with Spain. We also have five franchised offices and branches and three affiliated brokerage locations in the United States and Puerto Rico that pay us fees.  We also have LR Realty Spain, which is a full-service brokerage office located primarily in Malaga, Spain. Additionally, we operate a full-service escrow settlement and title company in Florida.

On October 16, 2026, we signed a non-binding letter of intent for the sale of this business. Completion of the transaction is subject to, among other things, satisfactory due diligence, negotiation and execution of a definitive purchase agreement, receipt of required governmental, regulatory and third-party approvals and consents, and the release of liens and indebtedness on the acquired businesses. There can be no assurance that a definitive agreement will be executed or that the transaction will be completed on the terms described, or at all.

Beginning in January 2026, we began deploying a majority of new capital into digital assets. As of June 30, 2026, we held approximately $10.3 million of restricted digital assets, primarily stablecoins. We are also pursuing AI and high-performance computing infrastructure opportunities. On September 30, 2026, we acquired graphics processing unit, or GPUs, and related equipment in exchange for shares of series F convertible preferred stock and leased that equipment to a third party, as described in more detail below.

Recent Developments

Asset Contribution and Securities Purchase Agreement

On September 30, 2026, we entered into an asset contribution and securities purchase agreement, or the Contribution Agreement, with an investor identified therein holding certain GPUs, or the Contributor, and certain other investors identified therein, or the Buyers. Pursuant to the Contribution Agreement, at the initial contribution closing on September 30, 2026, the Contributor contributed certain identified GPUs to us and in exchange we issued 3,000 shares of series F convertible preferred stock to the Contributor. In addition, pursuant to the Contribution Agreement, we will be required to issue to the Contributor an additional 4,000 shares of series F convertible preferred stock no later than one business day following the later of (i) the date that is 150 days after the initial contribution closing date and (ii) the date on which we have received gross rental income from the initial contributed GPUs equal to or in excess of $350,000. The Contribution Agreement also provides that, at one or more additional closings, the Contributor may contribute additional GPUs for the issuance of additional shares of series F convertible preferred stock and the Buyers may purchase additional shares of series F convertible preferred stock at a purchase price of $1,000 per share, in each case subject to the terms and conditions of the Contribution Agreement, including that an aggregate maximum of 25,000 additional shares may be issued thereunder. The rights to effect additional closings expire on the second anniversary of the initial contribution closing date, unless terminated earlier in accordance with the Contribution Agreement.

During the period beginning on the date of the Contribution Agreement and ending on the later of (x) the date on which no Shares (as defined in the Contribution Agreement) remain outstanding and (y) the Additional Closing Expiration Date (as defined in the Contribution Agreement), we are prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Contribution Agreement) involving a Variable Rate Transaction (as defined in the Contribution Agreement), subject to certain limited exceptions, including a Permitted ATM (as defined in the Contribution Agreement). Until the later of (i) the 24-month anniversary of the Contribution Agreement and (ii) the date on which no Shares are outstanding, each Buyer has the right to participate in any Subsequent Placement. That right covers the Buyer’s pro rata portion (based on its share of the aggregate purchase price of the Shares purchased by all Buyers) of 40% of the securities offered in the Subsequent Placement, together with the right to subscribe for any portion not taken up by other Buyers, on the terms set forth in our offer notice, subject to the notice and other procedures set forth in the Contribution Agreement.

Master Lease Agreement

In connection with the transactions contemplated by the Contribution Agreement, we entered into a master lease agreement, or the Master Lease, with SPRE NKC MO, LLC, or the Lessee, pursuant to which we lease the GPUs contributed by the Contributor to the Lessee. The Master Lease covers six GPUs, servers and related components and provides for a 32-month initial term with monthly rent payable in advance of $94,167 from October 2026 through November 2028 and $157,167 from December 2028 through May 2029, followed by a purchase option payment of $150,000 due May 2, 2029.

The Master Lease constitutes a finance lease under the Uniform Commercial Code, is non-cancelable for the scheduled term and automatically renews thereafter unless terminated on at least 90 days’ prior written notice. Rent is absolute and unconditional; late payments bear a 5% service fee and interest at 1.5% per month (or the maximum lawful rate), and the Lessee is responsible for taxes, fees, maintenance, insurance and the risk of loss. The Lessee may not assign, transfer, pledge or sublease the lease or the equipment without our prior written consent, subject to specified permitted assignments.

Settlement Agreement

On September 30, 2026, we entered into a settlement agreement, or the Settlement Agreement, with the holder, or the Holder, of that certain Right to Receive Tokens, or the Token Right, issued by us to the Holder on November 12, 2025, as amended on March 24, 2026, pursuant to which tokens having an aggregate value of $5,688,263 have been issued to the Holder and are currently outstanding, or the Outstanding Tokens. On September 30, 2026, at the initial closing of the Settlement Agreement, we issued 500 shares of series F convertible preferred stock in settlement for the Outstanding Tokens and the Outstanding Tokens were deemed surrendered for cancellation by the Holder. Pursuant to the Settlement Agreement, if on the later of (i) the date that is 150 days after the date of the Settlement Agreement and (ii) one business day following the date on which we have issued shares of common stock or convertible securities at an effective price per share greater than $4.50 for aggregate gross proceeds equal to or greater than $100,000, we will be required to issue to the Holder an additional 5,500 shares of series F convertible preferred stock. The Token Right remains outstanding and additional tokens may be issued to the Holder pursuant to the terms thereof.

In connection with the Settlement Agreement, the parties agreed that the Token Right applies only to tokens purchased by us and does not apply to (i) the issuance of series F convertible preferred stock and the exchange of existing securities for such shares as contemplated under the Exchange Agreement (as defined below), (ii) the settlement of the Outstanding Tokens, or (iii) monthly lease payments wired into the BitGo control account pursuant to the Master Lease; and the Token Right applies only to the extent that those proceeds are used to purchase tokens. In addition, the parties agreed that the lease payment due October 1, 2026 would be released from the BitGo control account to us, and the Holder waived its rights under the Token Right through the earlier of (i) October 31, 2026 or (ii) a sale of our real estate assets, or such later date as mutually agreed between the parties.

Exchange Agreement

On September 28, 2026, we entered into an exchange agreement, or the Exchange Agreement, with certain holders of our outstanding securities, pursuant to which, on such date, such holders exchanged, pursuant to Section 3(a)(9) of the Securities Act, certain of their securities as described below for an aggregate of 3,410 newly issued shares of series F convertible preferred stock.

The securities exchanged consisted of (i) $1,500,000 principal amount of the senior secured convertible promissory note in the principal amount of $11,000,000 issued on January 8, 2026, plus all accrued and unpaid interest on such amount through and including September 28, 2026 (the unexchanged portion of such note remains outstanding); (ii) all 100 shares of series C convertible preferred stock, (iii) all 500 shares of series D convertible preferred stock; and (iv) all 810 shares of series E convertible preferred stock. Following this exchange, these securities were cancelled and are of no further force or effect.

Series X Super Voting Preferred Stock Side Letter

On September 30, 2026, we entered into a side letter with Joseph La Rosa, a member of our board of directors and our former Chief Executive Officer, relating to that certain redemption agreement, dated as of November 12, 2025, pursuant to which we had agreed to redeem certain shares of series X super voting preferred stock held by Mr. La Rosa. Pursuant to the side letter, we agreed not to redeem any shares of series X super voting preferred stock until after the later of (i) the consummation of, or entering into a definitive agreement with respect to, the sale, transfer, disposition or other transaction involving the La Rosa Realty Companies (as defined therein) or substantially all the assets thereof, and (ii) the payment of the remaining $100,000 redemption amount owed to Mr. La Rosa. We agreed to make such remaining payment on or before January 31, 2027.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined under the Securities Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering, (ii) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq’s corporate governance rules because our founder, Joseph La Rosa, controls approximately 93% of the total voting power of our outstanding voting stock.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq’s rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. As a result, you may not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive office is located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, and our telephone number is (321) 250-1799. We maintain a website at www.stratumholdingscorp.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Purchase Agreement

On September 18, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase, subject to certain conditions and limitations, up to $1.0 billion in newly issued shares of common stock, which we refer to as the Commitment Amount.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, at any time until the Purchase Agreement is terminated, we have the right, in our sole discretion, to issue and sell to the Selling Stockholder, and the Selling Stockholder must purchase from us, shares of common stock, or the Advance Shares, by the delivery to the Selling Stockholder of an advance notice. There is no mandatory minimum advance amount and we are under no obligation to deliver any advance notices, there are no non-usage fees for not utilizing the Commitment Amount or any part thereof, and we paid no upfront commitment fee to the Selling Stockholder.

In each advance notice, we must select either a Regular Purchase Pricing Period, an Accelerated Purchase Pricing Period or an Extended Pricing Period (each as defined in the Purchase Agreement), and each Pricing Period has different maximum advance amounts and purchase prices. Please see “The Purchase Agreement” below for details regarding the maximum advance amounts and purchase prices.

We will control the timing and amount of any sales of Advance Shares to the Selling Stockholder. Actual sales of Advance Shares under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, without limitation, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operational needs. The net proceeds under the Purchase Agreement will depend on the frequency and prices at which we sell Advance Shares to the Selling Stockholder.

Issuances of our common stock to the Selling Stockholder will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

There are substantial risks to our stockholders as a result of the sale and issuance of Advance Shares to the Selling Stockholder under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in the share price of our common stock. See “Risk Factors—Risks Related to this Offering” below.

The Offering

Common stock offered by the Selling Stockholder pursuant to this prospectus:	Up to 69,718,800 shares of common stock that we may sell and issue to the Selling Stockholder under the Purchase Agreement.

Common stock outstanding:(1)	4,539,240 shares of common stock.

Use of proceeds:	We will not receive any proceeds from the sales of common stock included in this prospectus by the Selling Stockholder. We may receive approximately $30,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion.

We are required to allocate a portion of the proceeds to specific uses as described under “Use of Proceeds” below, with the remaining proceeds allocated to general corporate purposes. We intend to use the portion of the proceeds available for general corporate purposes for working capital, development of our AI infrastructure and GPU leasing business, potential acquisitions and other general corporate purposes.

Risk factors:	Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 7 of this prospectus and the reports we file with the SEC incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Trading market and symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “SRTM.”

(1)	The number of shares of common stock outstanding excludes:

●	shares of common issuable upon the conversion of 18 shares of series B convertible preferred stock, 200 shares of series E convertible preferred stock and 6,809.60 shares of series F convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($1,000 per share) of the shares to be converted, plus any accrued dividends or other amounts owed, by a conversion price of $3.29 (subject to adjustments, including a full-ratchet anti-dilution adjustment); provided that the holders may utilize an alternate conversion price equal to the lowest of (i) the fixed conversion price of $3.29 or (ii) the greater of (a) a floor price of $0.526 and (b) 90% of the lowest daily VWAP of our common stock on Nasdaq during the 10 trading days prior to conversion, if the holder pays a 125% premium on the amount converted (or 105% if such conversion is in connection with a change of control);

●	shares of common stock that may be issued upon the conversion of additional shares of series F convertible preferred stock that may be issued under the Asset Contribution Agreement and Settlement Agreement described above;

●	shares of common stock issuable upon the conversion of the remaining principal of approximately $8,842,259 and accrued interest due under that certain senior secured promissory note in the principal amount of $11,000,000 issued on January 8, 2026, which is convertible into shares of common stock at a conversion price equal to the lower of (i) $2.44704 and (ii) 90% of the lowest daily VWAP of our common stock on Nasdaq during the 10 trading days prior to conversion;

●	3 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $200,000 per share;

●	84 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $70,588 per share;

●	354 shares of common stock that are reserved for issuance under our 2022 Equity Incentive Plan; and

●	additional shares of common stock that may be issued under the Purchase Agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also refer to the section titled “Cautionary Note Regarding Forward-Looking Statements.” In addition to the risks that we have previously disclosed, our business and this offering is subject to the following risks.

Risks Related to our Business

Our GPU leasing business is new, and we depend on a single lessee for its revenue.

On September 30, 2026, we acquired GPUs and related equipment under the Contribution Agreement described above and leased them to the Lessee under the Master Lease described above. We have limited experience operating or financing AI infrastructure. If the Lessee fails to pay rent, the equipment is damaged or becomes obsolete, or demand for GPU capacity declines, we may not realize the expected returns on this business, and the value of the equipment may be impaired.

We have not timely filed certain periodic reports, which may limit our access to capital markets.

We did not timely file our Annual Report on Form 10-K for fiscal year 2025 or our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2026. As a result, we are not currently eligible to use Form S-3, which increases the cost and time required to register securities, and any future failure to file our periodic reports when due could affect our ability to use registration statements, including the registration statement of which this prospectus forms a part, and to sell shares under the Purchase Agreement.

Risks Related to this Offering

It is not possible to predict the actual number of shares of common stock we may sell to the Selling Stockholder under the Purchase Agreement, or the actual gross proceeds resulting from such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus, the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement.

If we elect to sell to the Selling Stockholder all of shares being registered for resale hereunder, depending on the market prices of our common stock at the time of such sales, the gross proceeds from such sales of all such shares of common stock by us to the Selling Stockholder may be substantially less than the $1.0 billion total purchase commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

The number of shares of our common stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement, and the sale of common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

The sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to decrease.

The shares that we may issue and sell to the Selling Stockholder under the Purchase Agreement may be sold by us to the Selling Stockholder from time to time at our discretion over a 36-month period commencing on August 5, 2025. The purchase price for the shares that we may issue and sell to the Selling Stockholder under the Purchase Agreement will vary based on the price of our common stock at the time we initiate the sale. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Sales of shares of our common stock to the Selling Stockholder under the Purchase Agreement, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Sales of a substantial number of our securities in the public market by the Selling Stockholder could cause the price of our shares of common stock to fall.

The Selling Stockholder can sell, under this prospectus, up to 69,718,800 shares of common stock. Sales of a substantial number of our shares of common stock in the public market by the Selling Stockholder, or the perception that those sales might occur, could depress the market price of our shares of common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of common stock.

Investors who buy shares at different times will likely pay different prices, and the sale of the shares of common stock acquired by the Selling Stockholder could cause the price of our common stock to decline.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. Further, the sale of a substantial number of shares of our common stock by the Selling Stockholder, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder. We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Selling Stockholder to purchase up to $1.0 billion worth of shares of our common stock from time to time under the Purchase Agreement in amounts that vary depending on the closing sale price of our common stock at the time of sale. Depending on the prevailing market price of our common stock, we may not be able to sell shares to the Selling Stockholder for the maximum $1.0 billion over the term of the Purchase Agreement. In addition, the Selling Stockholder will not be required to purchase any shares of our common stock if such sale would result in the Selling Stockholder’s stock exceeding the 4.99% (which the Selling Stockholder, upon notice to us, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of shares of common stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of capital in order to satisfy our working capital needs.

Our reverse stock splits have reduced, and future reverse stock splits would further reduce, the number of shares available for resale under our registration statements.

Under Rule 416(b) under the Securities Act, when we effect a reverse stock split, the number of shares that remain unsold under an effective resale registration statement is reduced proportionately. As noted elsewhere in this prospectus, we previously filed two registration statements on Form S-1 (File Nos. 333-289503 and 333-290510) to register shares of common stock that may be issued to the Selling Stockholder under the Purchase Agreement. As a result of our reverse stock splits effected since those registration statements were declared effective, the shares registered under those registration statements were reduced to approximately 638,889 shares, all of which have been sold. We have filed the registration of which this prospectus forms a part to register 69,718,800 additional shares. Any future reverse stock splits would similarly reduce the shares available under this prospectus and may require us to file additional registration statements, delaying our access to capital.

Our management will have broad discretion over the use of the some of the net proceeds, if any, from sales of shares of our common stock to the Selling Stockholder, and you may not agree with how we use those proceeds and those proceeds may not be used effectively.

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds upon the sale of shares by the Selling Stockholder. However, we may receive gross proceeds of approximately $30,000,000 from the sale of shares under the Purchase Agreement to the Selling Stockholder pursuant to this prospectus. As described in “Use of Proceeds” below, we are required to allocate a portion of the net proceeds for specific uses, but a portion of the net proceeds will be used for general corporate purposes. The anticipated use of those proceeds represents our intentions based upon our current plans and business conditions. Because we have not designated the amount of those proceeds to be used for any particular purpose, our management will have broad discretion as to the use of those proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately, effectively, or efficiently. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. Further, our management may use those proceeds for corporate purposes that may not improve our business, financial condition or market value. The failure of our management to use such funds appropriately, effectively, or efficiently could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including securities laws and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this offering. However, we may receive approximately $30,000,000 in aggregate gross proceeds, calculated using an assumed purchase price of $0.4303 per share, the closing price of our common stock on October 23, 2026, under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. It is possible that none of these shares will be sold under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

Pursuant to a securities purchase agreement that we entered into with certain investors on November 12, 2025, as amended on March 24, 2026, we are required to use the net proceeds from the sale of common stock pursuant to any equity line of credit, equity purchase facility or at-the-market offering, which includes sales under the Purchase Agreement, as follows: (i) until such time as we have paid to A.G.P./Alliance Global Partners, our financial advisor, and Curvature Securities LLC, our placement agent, an aggregate of $751,221 in deferred fees (of which we have paid $389,335 as of the date of this prospectus), (a) 20% of the net proceeds shall be used to pay any such outstanding deferred fees, (b) 40% of the net proceeds shall be used to acquire cryptocurrency as a treasury asset for our balance sheet, and (c) the remaining 40% of the net proceeds shall be used for general corporate purposes, working capital, acquisitions and other strategic transactions (including, but not limited to, developing next-generation data center infrastructure for AI computing); and (ii) thereafter, (a) 50% of the net proceeds shall be used to acquire cryptocurrency as a treasury asset for our balance sheet and (b) the remaining 50% of the net proceeds shall be used for general corporate purposes, working capital, acquisitions and other strategic transactions (including, but not limited to, developing next-generation data center infrastructure for AI computing), including payment of $77,000 in additional fees to the advisors listed above, which shall become due and payable not earlier than on December 31, 2026.

We intend to use the portion of the proceeds available for general corporate purposes for working capital, development of our AI infrastructure and GPU leasing business, potential acquisitions and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for these purposes. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments, industry developments and opportunities that may arise.

Pending the uses described above, we may invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. Our management will retain broad discretion over the allocation of the net proceeds available for general corporate purposes. See “Risk Factors—Risks Related to this Offering—Our management will have broad discretion over the use of the some of the net proceeds, if any, from sales of shares of our common stock to the Selling Stockholder, and you may not agree with how we use those proceeds and those proceeds may not be used effectively.”

We will bear all of the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, the registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of shares of our common stock. See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not declared nor paid any cash dividends on our common stock after the completion of our initial public offering in October 2023. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

THE PURCHASE AGREEMENT

General

On September 18, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase, subject to certain conditions and limitations, up to $1.0 billion in newly issued shares of common stock, which we refer to as the Commitment Amount.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, at any time until the Purchase Agreement is terminated, we have the right, in our sole discretion, to issue and sell to the Selling Stockholder, and the Selling Stockholder must purchase from us, shares of common stock, or the Advance Shares, by the delivery to the Selling Stockholder of an advance notice. There is no mandatory minimum advance amount and we are under no obligation to deliver any advance notices, there are no non-usage fees for not utilizing the Commitment Amount or any part thereof, and we paid no upfront commitment fee to the Selling Stockholder.

In each advance notice, we must select either a Regular Purchase Pricing Period, an Accelerated Purchase Pricing Period or an Extended Pricing Period (each as defined in the Purchase Agreement), and each Pricing Period has different maximum advance amounts and purchase prices.

The maximum advance amount with respect to a Regular Purchase Pricing Period is an amount of Advance Shares equal to the lower of (i) one hundred percent (100%) of the average Daily Traded Amount (as defined in the Purchase Agreement) during the ten (10) consecutive trading days immediately preceding the advance notice date and (ii) such number of Advance Shares equal to $1,000,000 as of the advance notice date (determined based on the last closing price of our common stock on the Principal Market (as defined in the Purchase Agreement) prior to delivery of such advance notice). The maximum advance amount with respect to an Accelerated Purchase Pricing Period is an amount of Advance Shares equal to the lower of (i) one hundred and fifty percent (150%) of the median Daily Traded Amount during the ten (10) consecutive trading days immediately preceding the advance notice date and (ii) such number of Advance Shares equal to $2,500,000 as of the advance notice date (determined based on the last closing price of our common stock on the Principal Market prior to delivery of such advance notice), or such other amount of Advance Shares as agreed upon by the parties in writing. The maximum advance amount with respect to an Extended Purchase Pricing Period is an amount of Advance Shares equal to the lower of (i) one hundred and fifty percent (150%) of the median Daily Traded Amount during the five (5) consecutive trading days immediately preceding the advance notice date and (ii) such number of Advance Shares equal to $2,500,000 as of the advance notice date (determined based on the last closing price of our common stock on the Principal Market prior to delivery of such advance notice), or such other amount of Advance Shares as agreed upon by the parties in writing.

The price per Advance Share for a Regular Purchase Pricing Period is equal to the lower of (i) the lowest price at which our common stock traded during the relevant Regular Purchase Pricing Period and (ii) the lowest Hourly VWAP (as defined in the Purchase Agreement) during the relevant Regular Purchase Pricing Period. The price per Advance Share for an Accelerated Purchase Pricing Period is equal to the lower of (i) the lowest price at which our common stock traded during the Regular Trading Hours (as defined in the Purchase Agreement) of the trading day applicable to the relevant Accelerated Purchase Pricing Period and (ii) the lowest Hourly VWAP of our common stock during the Regular Trading Hours applicable to the relevant Accelerated Purchase Pricing Period. The price per Advance Share for an Extended Purchase Pricing Period is equal to the lower of (i) the lowest price at which our common stock traded during the Extended Trading Hours (as defined in the Purchase Agreement) on the trading day applicable to the relevant Extended Purchase Pricing Period and (ii) the lowest Extended Hourly VWAP (as defined in the Purchase Agreement) of our common stock during the trading day applicable to the relevant Extended Purchase Pricing Period.

The proceeds from any sale of Advance Shares by us under the Purchase Agreement may be used by us in the manner set forth in this prospectus, including for working capital purposes. However, neither our company nor any of its subsidiaries directly or indirectly will use the proceeds of the transactions contemplated in the Purchase Agreement to repay any advances or loans to any executives or employees of our company or any subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties.

We will control the timing and amount of any sales of Advance Shares to the Selling Stockholder. Actual sales of Advance Shares under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, without limitation, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operational needs. The net proceeds under the Purchase Agreement will depend on the frequency and prices at which we sell Advance Shares to the Selling Stockholder.

The Selling Stockholder will not be required to subscribe for any Advance Shares under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Selling Stockholder and its affiliates to exceed 4.99% (which the Selling Stockholder, upon notice to us, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of shares of common stock (which we refer to as the Beneficial Ownership Cap).

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

A.G.P./Alliance Global Partners acted as financial advisor to us and Curvature Securities, LLC acted as placement agent to us in connection with the transactions contemplated by the Purchase Agreement, for which we have agreed to pay cash compensation equal to 1.4985% and 0.1665%, respectively, of the proceeds that we receive pursuant to the Purchase Agreement at the time of the placement of the Advance Shares issued thereunder.

There are substantial risks to our stockholders as a result of the sale and issuance of Advance Shares to the Selling Stockholder under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in the share price of our common stock. See “Risk Factors—Risks Related to this Offering” elsewhere in this prospectus.

Conditions to Each Advance under the Purchase Agreement

The Selling Stockholder’s obligation to accept advance notices that are delivered by us in accordance with the terms of the Purchase Agreement and to purchase Advance Shares is subject to the satisfaction, at the applicable notice date, of certain conditions, including (among others): (i) the accuracy in all material respects of our representations and warranties included in the Purchase Agreement; (ii) the registration statement pursuant to which the Selling Stockholder is permitted to utilize a prospectus for resale of the Advance Shares issuable pursuant to such advance notice has been declared effective under the Securities Act by the SEC; (iii) we shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date (as defined in the Purchase Agreement); (iv) we shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Advance Shares issuable pursuant to such advance notice, or shall have the availability of exemptions therefrom, and the sale and issuance of such Advance Shares shall be legally permitted by all laws and regulations to which we are subject; (v) no Material Outside Event or Material Adverse Effect (each as defined in the Purchase Agreement) shall have occurred and be continuing; (vi) the Advance Shares have been approved for trading on our Principal Market (as defined in the Purchase Agreement), subject to official notice of issuance; (vii) trading in our common stock shall not have been suspended by the SEC, the Principal Market or FINRA; (viii) we shall not have received any final and non-appealable notice that the listing or quotation of our common stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, our common stock is listed on any subsequent Principal Market); (ix) there shall not have been imposed any suspension of, or restriction on, accepting additional deposits of our common stock, electronic trading or book-entry services by DTC with respect to our common stock that is continuing; and (x) the absence of certain bankruptcy or insolvency events or proceedings with respect to our company.

Right of First Refusal

Under the Purchase Agreement, in the event that, during the period commencing on September 18, 2025 and ending on the date that is three (3) months after the date of termination of the Purchase Agreement, we receive a Bona Fide Offer (as defined in the Purchase Agreement) of a Subsequent Placement (as defined in the Purchase Agreement), then we must first offer such opportunity to the Selling Stockholder to provide such capital or financing to us on the same or similar terms as the respective third party’s terms, and the Selling Stockholder may in its sole discretion determine whether the Selling Stockholder will provide such capital or financing for such Subsequent Placement.

Termination of the Purchase Agreement

The term of the Purchase Agreement will expire on the earlier to occur of (i) September 1, 2028 and (ii) the date on which the Selling Stockholder shall have made payment of advances pursuant to the Purchase Agreement for Advance Shares equal to the Commitment Amount; provided that we may terminate the Purchase Agreement effective upon five trading days’ prior written notice to the Selling Stockholder (provided that there are then no outstanding advance notices the Advance Shares under which have yet to be issued).

No Short-Selling by the Selling Stockholder

Pursuant to the Purchase Agreement, the Selling Stockholder agreed that neither it nor any of its officers, or any entity managed or controlled by it may (we refer to each of the foregoing as a Restricted Person) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock, or (ii) engage in any hedging transaction, which establishes a net short position with respect to our common stock, in each case either for its own principal account or for the principal account of any other Restricted Person. However, a Restricted Person may: (1) sell “long” (as defined under Rule 200 promulgated under Regulation SHO under the Exchange Act) Advance Shares; and (2) sell a number of shares of common stock equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending advance notice but has not yet received.

Registration Rights Agreement

In connection with the Purchase Agreement, we also entered into an amended and restated registration rights agreement with the Selling Stockholder, or the Registration Rights Agreement, pursuant to which we agreed to file one or more registration statements under the Securities Act to register all Registrable Securities (as defined therein) in connection with the Purchase Agreement.

We previously filed two registration statements on Form S-1 (File Nos. 333-289503 and 333-290510), both of which have been declared effective by the SEC. The shares offered by this prospectus are in addition to the shares previously registered for resale pursuant to these registration statements.

We agreed to use our reasonable best efforts to keep the registration statements continuously effective from the date on which the SEC declares them effective until (i) the date on which the Selling Stockholder shall have resold all the Registrable Securities covered thereby, (ii) the date of termination of the Purchase Agreement if, as of such termination date, the Selling Stockholder holds no Registrable Securities, and (iii) the date on which all of the Registrable Securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act.

Effect of Performance of the Purchase Agreement on Our Stockholders

To date, we have sold 638,889 shares of common stock to the Selling Stockholder under the Purchase Agreement for total gross proceeds of $5,505,498.

All 69,718,800 additional shares registered herein that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement are expected to be freely tradable. The resale by the Selling Stockholder of a significant number of shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our common stock to decline and to be volatile. Sales of additional shares of our common stock to the Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Selling Stockholder and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of shares of our common stock that may be issued to the Selling Stockholder pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement.

The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to it from time to time at our discretion under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholder and the shares that it may offer and sell from time to time under this prospectus. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each advance notice date, the number of shares that may actually be sold by us to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 4,539,240 shares of our common stock outstanding as of the date of this prospectus.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being	Shares Beneficially Owned After this Offering(1)
Name of Beneficial Owner	Shares	%	Offered	Shares	%
SZOP OPPORTUNITIES I LLC (2)	-	-	69,718,800	-	-

(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the Selling Stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)	Kerry Propper and Antonio Ruiz-Gimenez, each a managing member of SZOP Multistrat Management LLC, the manager of the Selling Stockholder, has voting and investment power over the securities held by the Selling Stockholder, and each disclaim any beneficial ownership of the securities reported herein. The address of the Selling Stockholder is 1 Penn Plaza, Suite 4810, New York, NY 10119. Mr. Propper is also the executive Chairman and substantial owner of Chardan Capital Markets, LLC, a broker-dealer. The Selling Stockholder will purchase the securities included in this offering in the ordinary course of business, and at the time of the purchase of such securities, the Selling Stockholder will not have agreements or understandings, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

We are registering up to 69,718,800 shares of common stock to permit the resale or transfer of these shares of common stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock hereunder.

The Selling Stockholder may sell or transfer the securities by one or more of the following methods, without limitation:

●	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

●	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	privately negotiated transactions;

●	through the distribution of the securities by the Selling Stockholder to its partners, members or equity holders;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	any combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The Selling Stockholder may also transfer the securities by gift. We do not know of any arrangements by the Selling Stockholder for the sale of any of the securities. The Selling Stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the Selling Stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, when such resale under Rule 144 becomes available, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholder. The number of the Selling Stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the Selling Stockholder’s securities will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of Selling Stockholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of Selling Stockholder common stock, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an “underwriter” and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder, its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither it, nor any of its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder will enter into or effect, directly or indirectly, any of the foregoing transactions.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on June 4, 2026.

As of the date of this prospectus, we had issued and outstanding 4,539,240 shares of common stock held by approximately 260 holders of record, 18 shares of series B convertible preferred stock held by 1 holder of record, 200 shares of series E convertible preferred stock held by 1 holder of record, 6,809.60 shares of series F convertible preferred stock held by 4 holders of record and 1,800 shares of series X super voting preferred stock held by 1 holder of record.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig P.C.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2025 have been incorporated by reference in this prospectus in reliance upon the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such report contains an explanatory paragraph regarding our company’s ability to continue as a going concern.

Our consolidated financial statements as of and for the year ended December 31, 2024 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such report contains explanatory paragraphs regarding our company’s ability to continue as a going concern and the restatement of previously issued financial statements to correct misstatements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.stratumholdingscorp.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on June 4, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on July 31, 2026 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 21, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 9, 2026, January 27, 2026, February 9, 2026, February 10, 2026, February 11, 2026, February 18, 2026, February 24, 2026, March 5, 2026, March 25, 2026, April 6, 2026, April 20, 2026, April 22, 2026, April 24, 2026, April 27, 2026, May 1, 2026, May 22, 2026, May 27, 2026, May 29, 2026, June 4, 2026, June 10, 2026, June 12, 2026, July 10, 2026, July 16, 2026, August 3, 2026, August 18, 2026, August 25, 2026, September 8, 2026, September 16, 2026, September 18, 2026, September 29, 2026, October 1, 2026, October 19, 2026 and October 26, 2026; and

●	the description of our common stock contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on June 4, 2026, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Stratum Holdings Corp., Attn: Corporate Secretary, 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, or by calling us at (321) 250-1799.

Up to 69,718,800 Shares of Common Stock

PROSPECTUS

November 5, 2026